CERTIFICATE OF AMENDMENT

                                                       OF

                                          CERTIFICATE OF INCORPORATION

                                                       OF

                                              ST. JAMES GROUP, INC.

                                           (Pursuant to Section 242 of
                                      the Delaware General Corporation Law)



        The undersigned Sina Khelil, being the President of St. James Group, Inc., a Delaware corporation (the "Corporation"), does hereby certify as follows:

                 1. The Certificate of Incorporation of the Corporation is hereby amended pursuant to Section 242(a)(1) of the General Corporation Law of the State of Delaware, in Article First and Article Fourth thereof, to read in their entirety as follows:

FIRST:           The name of the corporation is ClearLogic, Inc.

FOURTH: The total number of shares of all classes which the Corporation is authorized to have outstanding is Twenty One Million (21,000,000) shares of which stock Twenty Million (20,000,000) shares in the par value of $.001 each, amounting in the aggregate of Twenty Thousand Dollars ($20,000) shall be common stock and of which One Million (1,000,000) shares in the par value of $.001 each, amounting in the aggregate to One Thousand Dollars ($1,000) shall be preferred stock. Effective upon filing of this amendment with the Delaware Secretary of State, the common stock shall be reconstituted such that four new shares of common stock shall be issued in exchange for each one outstanding share. Any fractional shares otherwise required to be issued shall be rounded to the nearest whole share. The board of directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the authorized shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series and the qualifications, limitations or restrictions thereof. The authority of the board with respect to each series shall include, but not be limited to, determination of the following:

        (a) The number of shares constituting that series and the distinctive designation of that series;

        (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;


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        (c)      Whether  that series shall have voting  rights,  in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

        (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

        (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions, and at different redemption rates;

        (f)      Whether   that  series  shall  have  a  sinking  fund  for  the
                 redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

        (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

        (h)      Any other relative rights,  preferences and limitations of that
                 series,   unless  otherwise  provided  by  the  certificate  of
                 determination.

                 2. The foregoing Amendment to the Certificate of Incorporation was first authorized by the Board of Directors and subsequently duly adopted by consent action duly adopted by the holders of all of the Corporation's outstanding stock entitled to vote thereon in accordance with Section 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of November 23, 1999 and DOES HEREBY CERTIFY, that the facts stated in this Certificate of Amendment are true and correct.



Sina Khelil
President
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